Exhibit 10.10

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is made as of the Effective Date below by and between the John Bianco ("Assignor" or the “Company") and the Redwood Management, LLC. ("Assignee" and with Assignor, the "Parties") and is joined in by the subject trading company, NYBD Holding, Inc. (NYBD) on the signature page hereof, for the express purpose stated below.

W I T N E S E T H:

WHEREAS, the Assignor holds debt in the aggregate principal amount of $125,000 plus interest as stated on the signature page (the "Debt") in the trading company identified below, which Debt arose over 6 months past and; and

WHEREAS, the Assignor wishes to assign and transfer its rights in the Debt to the Assignee and the Assignee wishes to accept such assignment, all subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties and trading company agree as follows:

1.	Nature of Debt, Assignment of Debt. A. The Assignor represents that the Assignor is not and has not been, in officer. Director or 10% or more shareholder of the trading company (NYBD) and in acting as a non affiliate is not restricted from assigning this Debt and also the Debt is a non contingent liquidated obligation owed to it, and that there are no obligations or liabilities of any kind remaining due from the Assignor that would be a condition to the validity or collection of the Debt and that the Assignee by purchasing such Debt does not become obligated to perform any of the past agreements, if any, of any nature, owed by the Assignor to the trading company. Assignor also represents that from the time the Debt was created, regardless of how it was documented at that time or subsequently, the Assignor, with the cooperation of the trading company, did obtain a consolidation of the Debt into a promissory note, debenture or similar instrument. Subject to the terms and conditions set forth herein, Assignor hereby assigns and transfers to Assignee, and Assignee hereby purchases and acquires from Assignor, the Debt, confirmation by NYBD of which is attached hereto as Attachment A, including all rights. As consideration for such Assignment, Assignee shall pay Assignor the amount on the signature page hereof being the "Assignment Payment," no later than November 29, 2013 ("Due Date"). In no event is the Assignee required to investigate or verify the Debt or supportive documents since it is a commercial representation by the Assignor that the Debt is real and support is true and complete.

2.	Assignor Bound. Assignor hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth herein.

3.	Benefit and Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no party, except Assignee and only respect to the debt, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other party, and any such attempted assignment shall be null and void and of no force or effect.

4.	Representations. Assignor warrants and represents that it/he/she has good title to said Debt, full authority to sell and transfer same, that any shareholder or Board of Director approval of the Assignor has been obtained and that said Debt is being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Assignor further warrants that it shall fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claim, that may be made by any party against said Debt.

5.	Waiver. Any party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant.

6.	Applicable Law and Venue. The laws of the State of Florida, without reference to conflict of laws principles, shall govern this Agreement.

7.	Further Representations. The Assignee and Assignor represent they are both (1) an "accredited investor” within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended, and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities, and (4) they are able to afford the loss of investment in the securities. Wherever the context shall require, all words herein the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular. From and after the date of this Agreement, Assignor and Assignee as well as the company NYBD agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties shall be the last known address of the party, as set forth of the signature page hereof.

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8.	Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

9.	Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.	Entire Agreement. This Agreement contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

11.	Joint Drafting. The parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all parties hereto, and no construction shall be made other than with the presumption of such joint drafting.

This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.

12.	It is hereby agreed that in the event the Assignment Payment noted above is not paid by Bank transfer within 7 days of the Due Date, for any reason, then at the option of the Assignor this agreement may be immediately cancelled and sent to Redwood Management LLC in writing to reflect an assignment amount of the amount actually paid to date of cancellation. Upon written cancellation of assignment made under this agreement, the debt, including the note evidencing the debt will revert back to the Assignor and the Assignor has the right to treat this Agreement as rescinded and to revert to all its rights under the Assigned Loan Agreement. Upon the rescission of this Agreement, Assignor shall maintain any and all rights against NYBD.

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Each of the parties hereto has caused this Assignment and Assumption Agreement to be executed of Effective Date below.

Effective Date: 11/29/13

Amount of Debt: $125,000 Promissory note dated February 14th, 2013

Purchase Price: $50,000

Payable as follows: $50,000 upon, execution, by the Due Date.

Name of Trading Company: NYBD Holding, Inc. (NYBD)

Name of Assignor: John Bianco

Name of Assignee: Redwood Management, LLC

Assignee:		Assignor:

Redwood Management, LLC		John Bianco
16850 Collins Ave Ste 112-341		7232 Lavra Lee Lane
Sunny Isles, FL 33160		Seven Hills, OH 44131

By:	/s/ Gary Rogers	By:	/s/ John Bianco
Gary Rogers		John Bianco
Manager		An Individual

The undersigned trading Company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature or the Debt and relationship with the Assignor is true and complete, and that it approves of the Assignment stated above and has all necessary Board of Director Shareholder approval, if any, needed.

NYBD Holding, Inc.

2600 West Olive Avenue St

Burbank, CA 91505

By:	/s/ Robert Rico
Robert Rico
CEO

Effective Date: 11/29/13

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